EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

LEGEND INTERNATIONAL HOLDINGS INC. ANNOUNCES EXPLORATION RESULTS FOR D-TREE
DEPOSIT, QUEENSLAND, AUSTRALIA.

Melbourne Australia – February 25, 2009 - Legend International Holdings, Inc (OTCBB: LGDI) with phosphate projects in the State of Queensland, today announces significant intercepts from RC drilling results and initial metallurgical testwork results from large samples taken from historical trenches in the D-Tree deposit (EPM14753). The detailed results have been reported in a Form 8-K filed with the Securities Exchange Commission simultaneously with this press release which is available on Legend’s website www.lgdi.net

The highlights from this report include:
•
Priority drilling and assay results from the D-Tree project (EPM14753) are now complete. Full results including maps and sections have been reported in the Form 8-K which is now available on Legend’s website www.lgdi.net.

•	Assay results are consistent with historical drilling records and confirm the presence of a significant phosphate deposit.

•
Assay results include 36 high grade intercepts (+25% P2O5) which have potential as direct shipping grade ore or material that may require minor dry beneficiation through crushing, screening or magnetic separation.

•	Initial metallurgical testwork produces excellent quality concentrate grades

•	An Australian JORC (2004) Mineral Resource estimate for these drilling results to be completed by end of 1st Quarter 2009.

•	Further drilling on other granted landholdings (EPM15763) in the D-Tree project to commence in 1st quarter 2009.

•	Upon grant of the flagship Lady Annie Project tenements in the 3rd quarter 2009 an aggressive drilling and metallurgical testwork program will commence on this ground.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s fiscal 2007 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Joseph Gutnick	General Manager Business
CHIEF EXECUTIVE OFFICER	NEW YORK OFFICE
Legend International Holdings Inc	Legend International Holdings Inc
Tel: +011 613 8532 2866	Tel: (212) 223 0018
Fax: +011 613 8532 2805	Fax: (212) 223 1169
E-mail: josephg@axisc.com.au	E-mail: legendinfo@axisc.com.au